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Exhibit 21

                                                            Jurisdiction of
 Subsidiaries of Carolina First BancShares, Inc.             Incorporation
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Cabarrus Bank of North Carolina                               North Carolina
    Concord, North Carolina

Carolina First Financial Services Corp.                       North Carolina
    Mooresville, North Carolina

Carolina First Mortgage Corp.                                 North Carolina
    Mooresville, North Carolina

Community Bank & Trust Co.                                    North Carolina
    Rutherfordton, North Carolina

Lincoln Bank of North Carolina                                North Carolina
    Lincolnton, North Carolina